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                                                                    Exhibit 99.1




                                            FOR IMMEDIATE RELEASE

CONTACT:
                                            Jeffrey Volk
Paul Thomas, CFO                            Stephen D. Axelrod, CFA
KINETIKS.COM, INC.                          WOLFE AXELROD WEINBERGER ASSOC. LLC
813-637-3591                                (212) 370-4500; (212) 370-4505 fax
                                            e-mail:jeff@wolfeaxelrod.com


KINETIKS.COM CEO SURRENDERS PREFERRED STOCK FOR CANCELLATION


DENVER, COLORADO - JULY 5, 2000 - KINETIKS.COM, INC., (OTC.BB: KNET), today announced that its president and CEO, Jon Ludwig, has voluntarily surrendered to the Company for cancellation 250,000 shares of the Company's Preferred Stock for no consideration. The 250,000 shares represent all of the Company's outstanding Preferred Stock and were convertible into 12.5 million shares of Common Stock.

Paul Thomas, CFO of Kinetiks.com, stated, "This reduction in outstanding shares dramatically improves our overall capital structure by reducing overhang issues. Additionally, it better positions Kinetiks.com for future growth and access to capital markets."


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Kinetiks.com, through its wholly owned subsidiary eLinear, is a full service
Internet consulting firm offering e-commerce consulting, design, and development services to clients ranging from Fortune 500 companies to start-up dot com enterprises. Since 1997 eLinear has focused on maximizing their clients' ROII
(C) (Return on Internet Investment).











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